SECURITIES AND EXCHANGE COMMISSION


                    Washington, D.C.  20549


                          ____________


                            FORM 8-A


       FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR (g) OF THE
                SECURITIES EXCHANGE ACT OF 1934



             MBNA America Bank, National Association
     (Exact name of registrant as specified in its charter)


             United States                       51-0331454
(State of incorporation or organization)     (IRS Employer
                                             Identification No.)


           1100 North King Street
            Wilmington, Delaware                    19801
(Address of principal executive offices)         (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                              None

Securities to be registered pursuant to Section 12(g) of the Act:

                MBNA Master Credit Card Trust II
  Class A 6.60% Asset Backed Certificates, Series 1997-F
  Class B Floating Rate Asset Backed Certificates, Series 1997-F
(Title of Class)


INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be
         Registered.

         The description of the Asset Backed Certificates appearing under the captions entitled: "Summary of Terms"; "Risk Factors"; "The Receivables"; "Maturity Assumptions"; "Receivable Yield Considerations"; and "Description of the Certificates" in the Prospectus Supplement dated June 11, 1997 and "Prospectus Summary"; "Risk Factors"; "The Receivables"; "Maturity Assumptions"; "Description of the Certificates"; "Certain Legal Aspects of the Receivables"; "Federal Income Tax Consequences"; and "ERISA Considerations" in the Prospectus, dated April 22, 1997 (the Prospectus and the Prospectus Supplement are incorporated herein by reference as Exhibit 5).

Item 2.  Exhibits.

                    Exhibit 1--Form of specimens of
                    certificates representing Class A 6.60%
                    Asset Backed Certificates, Series 1997-F and Class B Floating Rate Asset Backed
                    Certificates, Series 1997-F.

                    Exhibit 2--Pooling and Servicing
                    Agreement (included in Exhibit 4 to the
                    Registrant's Form 8-K, as filed with the Securities and Exchange Commission on October 14, 1994, which is incorporated herein by reference).

                    Exhibit 3--First Amendment to Pooling
                    and Servicing Agreement, dated as of
                    March 11, 1996 (included in Exhibit 3 to the Registrant's Form 8-A, as filed with the Securities and Exchange Commission on April 5, 1996, which is incorporated herein by reference).

                    Exhibit 4--Series 1997-B Supplement.

                    Exhibit 5--Prospectus Supplement dated
                    June 11, 1997 together with the
                    Prospectus dated April 22, 1997, as
                    filed with the Securities and Exchange
                    Commission on June 13, 1997, pursuant to
                    Rule 424(b)(5).
                           SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


                                   MBNA AMERICA BANK,
                                     NATIONAL ASSOCIATION




Date:  June 18, 1997
                                   By: /s/ Jerry M. Hamstead
                                      Jerry M. Hamstead
                                      Vice President